MIDWAY POURS FIRST GOLD AT PAN MINE

DENVER, CO – March 27, 2015 – Midway Gold Corp. celebrates the completion of a first gold pour yesterday at the Pan Mine in White Pine County, Nevada. Pan is the Company’s first producing mine and has advanced from permitting through construction in just over three years. Yesterday, 20 days after the introduction of cyanide, we poured approximately 100 ounces while commissioning the refinery. As previously indicated, our first production-scale pour, is still scheduled for Monday, March 30th.

“Pouring of gold at the Pan Mine marks the beginning of a new chapter at Midway Gold,” Bill Zisch, Midway’s President & CEO states. “While we have had many hurdles to overcome during development and construction, our team has persevered and maintained a focus on initial gold production. I want to congratulate and thank our entire Midway team and those who have supported and been a part of this team, past and present, on this momentous accomplishment. It is the culmination of a great deal of work and individual commitments to Midway and the Pan Project.”

Please visit our website for a photo of our first pour:

http://www.midwaygold.com/projects/pan/

About Midway Gold Corp.

Midway Gold Corp. is a Denver-based precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while seeking returns for shareholders. Our three core projects are located in Nevada and include the newly producing Pan Mine, the Gold Rock project in federal permitting, and Spring Valley currently in pre-feasibility and joint-ventured with Barrick Exploration Inc.

Midway Gold Corp.

Jaime Wells, 720-979-0900

Investor Relations

www.midwaygold.com

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

March 27, 2015

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans, milestones, production schedule, operational progress and schedule, and other statements, estimates or expectations. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate”, “target” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. Other risks, uncertainties and factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, potential delay of material deliveries, ability to meet debt covenants and obligations, risks related to fluctuations in gold prices; uncertainties related to raising financing in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.